As filed with the Securities and Exchange Commission on December 3, 20016

                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                              NETWORK COMMERCE INC.
             (Exact name of Registrant as specified in its charter)

        Washington                                        91-1628103
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                             411 First Avenue South
                                 Suite 200 North
                            Seattle, Washington 98104
          (Address of principal executive offices, including zip code)

        NETWORK COMMERCE INC. 1999 NONOFFICER EMPLOYEE STOCK OPTION PLAN
            NETWORK COMMERCE INC. AMENDED AND RESTATED 1996 COMBINED
                  INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the plans)

                                DWAYNE M. WALKER
                      President and Chief Executive Officer
                              Network Commerce Inc.
                             411 First Avenue South
                                 Suite 200 North
                            Seattle, Washington 98104
                                 (206) 223-1996
 (Name, address and telephone number, including area code, of agent for service)
                             ----------------------

                         CALCULATION OF REGISTRATION FEE
========================================== ============ ==================== ================== ==============
           Title of Securities              Amount to    Proposed Maximum    Proposed Maximum     Amount of
            to Be Registered                   Be       Offering Price Per       Aggregate      Registration
                                           Registered        Share (2)        Offering Price         Fee
                                               (1)
------------------------------------------ ------------ -------------------- ------------------ --------------
Common Stock, $0.001 par value
per share under the:
------------------------------------------ ------------ -------------------- ------------------ --------------
   Network Commerce Inc. 1999 Nonofficer   6,373,333        $    0.175         $ 1,115,333        $   267
   Employee Stock Option Plan
------------------------------------------ ------------ -------------------- ------------------ --------------
   Network Commerce Inc.  Amended and      2,026,988        $    0.175         $   354,723        $    85
   Restated 1996 Combined Incentive and
   Nonqualified Stock Option Plan
------------------------------------------ ------------ -------------------- ------------------ --------------
        TOTAL                              8,400,321                           $ 1,470,056        $   352
========================================== ============ ==================== ================== ==============

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plans as the result of any future stock split, stock dividend or similar adjustment to the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high ($.18) and low ($.17) sales prices for the Common Stock on November 29, 2001 as reported for such date on the NASD OTC Bulletin Board.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K filed on April 17, 2001, as amended by Form 10-K/A filed on April 30, 2001, for the year ended December 31, 2000, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

                  (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

                  (c) The Registrant's Current Reports on Form 8-K filed on January 4, 2001, January 24, 2001, February 2, 2001, April 4, 2001, June 25,
2001, July 2, 2001, July 16, 2001, July 31, 2001, August 7, 2001 and its Current
Report on Form 8-K/A filed on July 31, 2001;

                  (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on July 14, 1999, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description; and

                  (e) All other reports filed by the Registrant pursuant to pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Annual and Quarterly Reports referred to above.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

         Any statement contained in this Registration Statement, in any amendment to this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed supplement to this Registration Statement, or in any document that also is incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Article 5 of the Registrant's Amended and Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for such purpose.

         Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article 10 of the Registrant's Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

         The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for such purpose.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

      Exhibit
      Number                                          Description

       5.1 Opinion of Preston Gates & Ellis LLP regarding legality of the Common Stock being registered

      23.1           Consent of Arthur Andersen LLP (Independent Accountants)

      23.2 Consent of Preston Gates & Ellis LLP (included in opinion filed as Exhibit 5.1)

      24.1           Power of Attorney (see signature page)

      99.1           Network Commerce Inc. 1999 Nonofficer Employee Stock
                     Option Plan

      99.2 Network Commerce Inc. Amended and Restated 1996 Combined Incentive and Nonqualified Stock Option Plan

Item 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 3rd day of December, 2001.

                                              NETWORK COMMERCE INC.

                                              /s/ Dwayne M. Walker
                                       By:    Dwayne M. Walker
                                              Chairman, President and
                                              Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below authorizes Dwayne M. Walker and N. Scott Dickson, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 3rd day of December, 2001.

Signature                        Title

      /s/ Dwayne M. Walker       Chairman of the Board and Chief Executive
-------------------------------  Officer (Principal Executive Officer)
       Dwayne M. Walker

      /s/ N. Scott Dickson       Chief Financial Officer and Secretary
-------------------------------  (Principal Financial and Accounting Officer)
        N. Scott Dickson

     /s/ Christopher Fenner      Director
-------------------------------
       Christopher Fenner

     /s/ David M. Lonsdale       Director
-------------------------------
       David M. Lonsdale

     /s/ Mark H. Terbeek         Director
-------------------------------
        Mark H. Terbeek

                                INDEX TO EXHIBITS

      Exhibit
      Number                        Description

       5.1 Opinion of Preston Gates & Ellis LLP regarding legality of the Common Stock being registered

      23.1           Consent of Arthur Andersen LLP (Independent Accountants)

      23.2 Consent of Preston Gates & Ellis LLP (included in opinion filed as Exhibit 5.1)

      24.1           Power of Attorney (see signature page)

      99.1           Network Commerce Inc. 1999 Nonofficer Employee Stock
                     Option Plan

     *99.2 Network Commerce Inc. Amended and Restated 1996 Combined Incentive and Nonqualified Stock Option Plan

*Incorporated by reference to the Definative Proxy Statement filed on Schedule 14A on October 2, 2001.